UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PLUM III MERGER CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	Not Applicable
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Suite 1500 – 1055 West Georgia Street

Vancouver, British Columbia, Canada V6E 4N7

(Address of Principal Executive Offices, including Zip Code)

Telephone: (778) 588-5483

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: No. 333-282863

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

This Form 8-A/A is being filed to update the description of the common shares of Plum III Merger Corp, a British Columbia corporation (the “Registrant”), which were previously registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the Company’s Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2026 to reflect that the common shares have no par value.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common shares, no par value (the “Common Shares”) the Registrant.

The description of the Common Shares contained in the section entitled “Description of PubCo Securities” in the proxy statement/prospectus included in the Registration Statement on F-4 (Registration Statement No. 333-282863), as originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2024, as amended from time to time, and which became effective by operation of law on November 30, 2025 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PLUM III MERGER CORP.

	By:	/s/ Ranjeet Sundher
Ranjeet Sundher
Chief Executive Officer

Date: August 11, 2026

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